Exhibit 99.1

                                              For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Second Quarter 2009

Columbia, SC, July 30, 2009...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the second quarter of 2009 of $55 million, or $.45 per share, compared to $57 million, or $.48 per share, for the second quarter of 2008.

“Earnings for the second quarter of 2009 reflect the impact of share dilution and lower electric margins compared to last year, which more than offset reduced operating and maintenance expenses and continued customer growth in the Carolinas,” said Jimmy Addison, senior vice president and chief financial officer.

For the first six months of 2009, SCANA reported earnings of $169 million, or $1.39 per share, compared to $166 million, or $1.42 per share, for the same period in 2008.

“Electric margins continued the trend of the last few quarters reflecting the impact of the economic slowdown with lower demand in our residential, commercial and industrial segments which more than offset the effects of favorable weather for the quarter,” said Addison. “We anticipate this year over year trend to moderate in the remainder of the year as comparable periods for 2008 will include more of the economic reductions and, hopefully, the economy will begin to recover as well.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the second quarter of 2009 of $59 million, or $.49 per share, compared to $61 million, or $.52 per share, in the second quarter of 2008. The decrease is primarily due to lower electric margins and share dilution. At June 30, 2009, SCE&G was serving approximately 654,000 electric customers and 307,000 natural gas customers, up 1.2 percent and 1.3 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported breakeven results in the second quarter of 2009, compared to a loss of $1 million, or $.01 per share, in the second quarter of 2008. This improvement is attributable to the impact of a rate increase in late 2008 and continued customer growth.  At June 30, 2009, PSNC Energy was serving approximately 461,000 customers, an increase of 1.6 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings in the second quarter of 2009 of $2 million, or $.02 per share, unchanged compared to the second quarter of 2008.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $3 million, or $.03 per share, in the second quarter of 2009, compared to a seasonal loss of $1 million, or $.01 per share, in the second quarter of 2008.  This decline is primarily attributable to share dilution and lower volumes. At June 30, 2009, SCANA Energy was serving approximately 447,000 customers, maintaining its position as the state’s second largest natural gas marketer.

Corporate and Other Non-Regulated

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the second quarter of 2009 of $3 million, or $.03 per share, compared to a loss of $4 million, or $.04 per share, in the same quarter last year.

2009 EARNINGS OUTLOOK

The Company affirms its previous guidance that 2009 earnings will be in the range of $2.65 to $2.95 per share. This estimate assumes normal weather in the Company’s electric and natural gas service areas for the balance of the year and excludes any potential impacts from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company expects an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2 p.m. Eastern Daylight Time on Thursday, July 30, 2009. The call-in numbers for the conference call are 1-866-383-7989 (US/Canada) and 1-617-597-5328 (International). The passcode is 10357674. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 13, 2009. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 97095125.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through August 13, 2009.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 654,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

###

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
Operating Revenues:	2009	2008	2009	2008
Electric	$521	$576	$1,018	$1,064
Gas-Regulated	136	210	558	692
Gas-Nonregulated	221	432	645	996
Total Operating Revenues	878	1,218	2,221	2,752

Operating Expenses:
Fuel Used in Electric Generation	190	227	375	404
Purchased Power	3	16	8	21
Gas Purchased for Resale-Regulated	66	144	341	481
Gas Purchased for Resale - Nonregulated	203	411	572	912
Other Operation and Maintenance	163	167	322	344
Depreciation and Amortization	83	79	165	159
Other Taxes	45	43	90	87
Total Operating Expenses	753	1,087	1,873	2,408

Operating Income	125	131	348	344

Other Income, Net	7	9	18	21

Interest charges, Net	(55)	(54)	(113)	(107)
Income Tax Expense	(21)	(29)	(82)	(91)
Earnings from Equity Method Investments	1	2	2	3
Preferred Stock Cash Dividends of SCE&G	(2)	(2)	(4)	(4)

Income Available For Common Shareholders	$55	$57	$169	$166

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	121.8	116.7	121.4	116.7
Basic & Diluted Earnings Per Share	$.45	$.48	$1.39	$1.42

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	June 30,	December 31,
	2009	2008
ASSETS:
Utility Plant, Net	$8,641	$8,305
Nonutility Property and Investments, Net	376	316
Total Current Assets	1,546	1,836
Total Regulatory Assets and Deferred Debits	1,157	1,045
Total	$11,720	$11,502

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,270	$3,045
Preferred Stock	113	113
Long-Term Debt, Net	4,546	4,361
Total Capitalization	7,929	7,519
Current Liabilities:
Short-Term Borrowings	136	80
Current Portion of Long-Term Debt	30	144
Other	725	931
Total Current Liabilities	891	1,155
Total Regulatory Liabilities and Deferred Credits	2,900	2,828
Total	$11,720	$11,502

Earnings per Share by Company: (Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
SC Electric & Gas	$.49	$.52	$1.00	$1.03
PSNC Energy	.00	(.01)	.25	.23
Carolina Gas Transmission	.02	.02	.04	.04
SCANA Energy-Georgia	(.03)	(.01)	.15	.18
Corporate and Other	(.03)	(.04)	(.05)	(.06)
Basic and Diluted Reported (GAAP) Earnings per Share	$.45	$.48	$1.39	$1.42

Variances in Earnings per Share: (Unaudited)
	Quarter Ended June 30,	Six Months Ended June 30,
2008 Basic and Diluted Earnings Per Share	$.48	$1.42

Variances:
Electric Margin	(.02)	(.02)
Natural Gas Margin	.00	(.02)
Operation & Maintenance Expense	.02	.12
Interest Expense (Net of AFUDC)	(.01)	(.03)
Property Taxes	(.01)	(.02)
Dilution	(.02)	(.06)
Other, Net	.01	.00
Variances in Earnings per Share	(.03)	(.03)

2009 Basic and Diluted Earnings Per Share	$.45	$1.39

Consolidated Operating Statistics
	Quarter Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,864	1,868	(0.2)	3,803	3,685	3.2
Commercial	1,878	1,903	(1.3)	3,563	3,611	(1.3)
Industrial	1,301	1,587	(18.0)	2,567	3,140	(18.3)
Other	139	144	(3.5)	271	272	(0.4)
Total Retail Sales	5,182	5,502	(5.8)	10,204	10,708	(4.7)
Wholesale	541	478	13.2	1,001	1,112	(10.0)
Total Sales	5,723	5,980	(4.3)	11,205	11,820	(5.2)

Customers (Period-End, Thousands)				654	646	1.2

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	6,666	7,141	(6.7)	39,922	39,396	1.3
Commercial	6,615	6,872	(3.7)	21,622	21,461	0.8
Industrial	40,219	38,041	5.7	78,221	78,865	(0.8)
Total Retail Sales	53,500	52,054	2.8	139,765	139,722	0.0
Sales for Resale	2,069	1,789	15.7	5,634	4,875	15.6
Transportation Volumes	29,186	31,486	(7.3)	67,909	72,796	(6.7)
Total Sales	84,755	85,329	(0.7)	213,308	217,393	(1.9)

Customers (Period-End, Thousands)				1,215	1,222	(0.6)

Security Credit Ratings (as of 07/30/09):
	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A-	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	BBB+
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2